CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of Oppenheimer Transition 2015 Fund:

We consent to the use of our report dated April 19, 2012, with respect to the financial statements and financial highlights of Oppenheimer Transition 2015 Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                         /s/ KPMG LLP

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                         KPMG LLP

Denver, Colorado

June 26, 2012